Exhibit 5.1

May 30, 2019

Elanco Animal Health Incorporated
2500 Innovation Way
Greenfield, IN 46140

Ladies and Gentlemen:

We have acted as special Indiana counsel to Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), in connection with proposed issuance of up to 7,770,934 shares of Elanco’s common stock, no par value per share (the “Shares”) by Elanco to holders of common stock, $0.001 per share of Aratana Therapeutics, Inc., a Delaware corporation (“Aratana”) in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of April 26, 2019, by and among Aratana, Elanco and Elanco Athens Inc., a Delaware corporation and a direct wholly owned subsidiary of Elanco (the “Merger Agreement”).  The Shares are being included in a Registration Statement on Form S-4 (the “Registration Statement”) filed by Elanco with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is an exhibit. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) other than with respect to Elanco, the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity, accuracy and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of Elanco and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of Elanco.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, have been duly authorized by all necessary corporate action of Elanco and, when issued in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement (including all Exhibits thereto), will be duly authorized, validly issued, fully paid and non-assessable.

In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the State of Indiana.  This opinion letter has been prepared for your use in connection with the Registration Statement. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the filing of the Registration Statement.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP